Exhibit 10.1

CONTRIBUTION AGREEMENT

     THIS CONTRIBUTION AGREEMENT (this “Agreement”), dated as of December 13, 2004, is by and between ARCHSTONE-SMITH OPERATING TRUST, a Maryland real estate investment trust (the “Trust”), for purposes of Section 3(a) only, ARCHSTONE-SMITH TRUST, a Maryland real estate investment trust (“ASN”) and EZRA MERSEY (the “Investor”).

     WHEREAS, the Trust desires to issue to the Investor one Series M Preferred Unit of Beneficial Interest (the “Unit”) and the Investor desires to contribute funds to the Trust on the terms and subject to the conditions described herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and warranties herein contained, the parties hereto agree as follows:

1. Definitions. Capitalized terms that are not defined in the text of this Agreement have the following meanings.

     “Advisor Fee” shall mean the Advisor Fee defined in the Development Agreement.

     “Affiliate” shall mean, with respect to any specified Person, any other Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person, for the purpose of this definition, a Person shall be deemed to control another Person if the first Person owns or holds more than 50% of the voting power of the second Person.

     “Articles Supplementary” shall mean, the Articles Supplementary to the Declaration of Trust of the Trust relating to the Unit, in the form of Exhibit A.

     “Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

     “Calculation Date” shall mean the earlier to occur of the first day of the month following (a) the first anniversary of the Stabilization Date, and (b) the month in which the date 30 months after initial occupancy of an apartment unit in the Project occurs.

     “Cash Flows After Debt Service” shall have the meaning provided in Section 5(d).

     “City” shall mean the City and County of San Francisco.

     “Closing” shall mean the consummation of the transactions contemplated herein.

     “Closing Date” shall mean the date of this Agreement.

     “Consulting Agreement” shall mean the Consulting Agreement, dated July 1, 2003, between Investor and the Trust.

     “Consulting Fee” shall mean the fee payable to Investor pursuant to the Consulting Agreement resulting from the transactions contemplated by the Land Purchase Agreement.

     “Contribution Amount” shall have the meaning provided in Section 2(a).

     “Demolition Time” shall mean the time, determined by the records of the Trust, that the Trust commences demolition of the existing improvements on the Property.

     “Development Agreement” shall mean a development services agreement between Investor and the Trust to be dated the Closing Date in the form attached hereto as Exhibit B.

     “Entitlements” shall mean the receipt from the City of a Conditional Use Permit for the Project, or similar approval that the City or such other applicable agencies may designate, that enables the Project to be developed for its intended use, subject to the later receipt of any required building permits and payments of fees and other costs the City may require after receipt of Entitlements but prior to construction and/or prior to occupancy of the Project.

     “Entitlement Budget” shall mean the budget for expenditures for obtaining all Entitlements, which shall be prepared pursuant to the Development Agreement.

     “Entitlement Budget Amount” shall mean the total amount of expenditures budgeted for Entitlements as set forth in the Entitlement Budget.

     “Governmental Authority” shall mean the government of the United States or any foreign country or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     “Land Purchase Agreement” shall mean the Agreement of Purchase and Sale, dated as of June 7, 2004, between Buyer, District No. 1 PCD, MEBA (AFL-CIO) California Realty Corporation and Seafarers International Union of North America, AGLIWD.

     “Land Purchase Closing” shall mean the closing of the transactions contemplated by the Land Purchase Agreement.

     “Land Purchase Price” shall mean the purchase price for the Property paid pursuant to the Land Purchase Agreement.

     “Law” shall mean any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

     “Lien” shall mean any mortgage, lien (except for any lien for taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance.

     “Material Adverse Effect” shall mean an effect on the business, operations, assets, liabilities, results of operations, cash flows or condition (financial or otherwise) of the ability of the parties to consummate the transactions contemplated hereby, which is material and adverse.

     “Permits” shall mean the receipt from the City of any and all permits required for the demolition of existing structures on the Property and the commencement of construction of the proposed Project as described in the Entitlements.

     “Permitting Date” shall mean the date on which all Permits required for commencement of construction of the Project have been received. The Trust shall inform Investor of such date promptly after it has occurred.

     “Person” shall mean any individual, corporation, proprietorship, firm, partnership, limited partnership, trust, association or other entity.

     “Project” shall mean a multifamily apartment complex, with related commercial and/or retail space, which is planned to have approximately 325,000 gross building square feet, along with up to 325 parking spaces, to be located at 340-350 Fremont Street, San Francisco, California and to be developed pursuant to the Development Agreement and constructed on the property purchased pursuant to the Land Purchase Agreement.

     “Property” shall mean the real property to be purchased pursuant to the Land Purchase Agreement, as described therein.

     “Qualified Broker” shall mean a commercial real estate broker with at least 10 years of investment grade apartment sales experience, familiar with real estate assets similar to the Project and familiar with the San Francisco real estate market for similar assets.

     “Qualified Sale” shall have the meaning provided in Section 5(c).

     “Redemption Price” shall mean the Redemption Price calculated pursuant to Schedule 1 or Schedule 2, as the case may be.

     “Registration Rights Agreement” shall mean a registration rights agreement between the Trust and Investor in the form of Exhibit C hereto to be entered into at the Closing.

     “Related Agreements” shall mean, collectively, the Development Agreement and the Registration Rights Agreement.

     “Securities Act” shall mean the Securities Act of 1933 as amended.

     “Stabilization Date” shall mean the first day of the month following the second consecutive month in which 93% of the residential units within the Project are occupied by tenants pursuant to written leases and who have commenced payment of rent under such leases.

     “Stabilized Fair Market Value” shall mean the fair market value of the Project determined as of the Calculation Date (a) by the mutual written agreement of Investor and the Trust, or (b) if Investor and the Trust are unable to agree upon such fair market value within 20

Business Days after the Calculation Date, then the Stabilized Fair Market Value shall be determined in accordance with Section 5(b) hereof.

2. Contribution and Issuance of Unit.

     (a) Contributions. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Investor shall contribute $10,000 in cash (the “Initial Contribution”) to the Trust. In addition, Investor shall make the following contributions to the Trust:

               (i) Investor shall contribute to the Trust cash equal to 5% of the amount required to be paid by the Trust for non-refundable deposits and fees pursuant to the Land Purchase Agreement;

               (ii) following approval of the Entitlement Budget pursuant to the Development Agreement, Investor shall contribute to the Trust cash equal to 5% of the Entitlement Budget Amount;

               (iii) Investor shall contribute to the Trust 10% of the funds paid by the Trust to obtain the Entitlements in excess of the Entitlement Budget Amount (subject to the provisions of Section 4 of Exhibit A to the Development Agreement);

               (iv) upon written notice to the Trust, Investor may elect, in its sole discretion, to cause any amounts payable to Investor pursuant to the Consulting Agreement that have not been paid by the Trust as of the date of the Land Purchase Closing to be treated as a contribution pursuant hereto, in which case, the Trust shall no longer be required to pay such amount to Investor; and

               (v) upon written notice to the Trust, Investor may elect, in its sole discretion, to cause any then unpaid Advisor Fees payable by the Trust to Investor to be treated as a contribution pursuant hereto, in which case, the Trust shall no longer be required to pay such Advisor Fees to Investor.

The sum of the Initial Contribution and the amounts contributed as provided above shall equal the “Contribution Amount”. The amounts to be contributed by Investor pursuant to subsections 2(a)(i)-(iii) above shall, until paid in full, be paid by Investor to the Trust quarterly, within ten (10) days of Investor’s receipt of an invoice from the Trust for the respective amount or amounts then due for the preceding quarter. If Investor fails to pay any amount he is required to pay as provided above, the Trust shall notify Investor and such amount shall be deemed to be a Default Contribution for purposes of Schedule 1 hereof. Except as provided in this Section 2, Investor shall have no obligation to make any contribution to the Trust with respect to the Project.

     (b) Issuance of Unit. In consideration for the Initial Contribution and the contributions described in subsections 2(a)(i)-(iii), subject to the terms and conditions set forth in this Agreement, the Trust shall issue the Unit to Investor at the Closing.

     (c) Closing. The Closing of the transactions described herein shall occur on the Closing Date at a location mutually agreed upon by the parties.

3. Representations and Warranties of the Trust.

     (a) Each of the Trust and ASN hereby represents and warrants to Investor:

               (i) Due Organization. Each of the Trust and ASN is duly organized, validly existing and in good standing under the laws of Maryland, with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted.

               (ii) Due Authorization. The Trust and ASN have full power and authority to enter into this Agreement and the Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Trust and ASN of this Agreement and the Related Agreements to which it is a party have been duly and validly approved by ASN for itself and as the Trustee of the Trust and no other actions or proceedings on the part of ASN or the Trust are necessary to authorize this Agreement, the Related Agreements and the transactions contemplated hereby and thereby. Each of the Trust and ASN has duly and validly executed and delivered this Agreement and duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) the Related Agreements to which it is a party. This Agreement constitutes legal, valid and binding obligations of the Trust and ASN and, upon execution and delivery by each of the Trust and ASN, as applicable, of the Related Agreements to which it is a party will constitute legal, valid and binding obligations of each of the Trust and ASN, as applicable, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.

               (iii) Consents and Approvals; Authority Relative to this Agreement.

                    (1) Except for the filing of the Articles Supplementary with the Maryland Division of Taxation and Assessments; no consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by the Trust or ASN of this Agreement and its respective Related Agreements or the consummation of the transactions contemplated hereby or thereby.

                    (2) The execution, delivery and performance by each of the Trust and ASN of this Agreement and the Related Agreements to which it is a party do not and will not (i) violate any Law; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of Trust under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any contract to which the Trust is a party or by which the Trust or any of its assets or properties are bound; (iii) permit the acceleration of the maturity of any indebtedness of the Trust or indebtedness secured by its assets or properties; or (iv) violate or conflict with any provision of the Declaration of Trust or similar organizational instruments of the Trust, except, in each case, where any such violation, individually or in the aggregate, would not have a Material Adverse Effect.

     (b) The Trust hereby represents and warrants to Investor:

               (i) Offering of Unit. Neither the Trust nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Trust under circumstances which would require, under the Securities Act, the integration of such offering with the offering and sale of the Unit) which might reasonably be expected to subject the offering, issuance or sale of the Unit to the registration requirements of the Securities Act.

               (ii) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from any party in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Trust.

4. Representations and Warranties of Investor. Investor hereby represents and warrants to the Trust as follows:

     (a) Capacity. Investor has the legal capacity to enter into this Agreement and the Related Agreements.

     (b) Due Execution; Binding Effect. Investor has validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) the Related Agreements. This Agreement constitutes legal, valid and binding obligations of Investor and the Related Agreements, upon execution and delivery by Investor, will constitute legal, valid and binding obligations of Investor, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.

     (c) Consents and Approvals; Authority Relative to this Agreement.

               (i) No consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Investor of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby.

               (ii) The execution, delivery and performance by Investor of this Agreement and the Related Agreements do not and will not (i) violate any Law; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of Investor under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any contract to which Investor is a party or by which Investor or any of his assets or properties are bound; and (iii) permit the acceleration of the maturity of any indebtedness of Investor or indebtedness secured by his assets or properties, except, in each case, where any such violation, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

     (d) Brokers. No broker, lender or investment banker is entitled to any brokerage, lender’s or other fee or commission from any party in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of Investor.

     (e) Purchase for Investment. Investor is purchasing the Unit hereunder for investment without any intent of the distribution thereof within the meaning of the Securities Act.

     (f) Accredited Investor. Investor is an “accredited investor” within the meaning of Regulation 501(a) under the Securities Act. Investor is able to bear the economic risk of the contributions to be made to the Trust and the acquisition of the Unit, can afford to sustain a total loss on such investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of the proposed investment. Investor has been furnished the opportunity to ask questions of and receive answers from representatives of the Trust concerning the business and financial affairs of the Trust.

5. Covenants.

     (a) Articles Supplementary. The Trust shall, prior to or concurrently with the Closing, cause the Articles Supplementary to be filed with the Maryland Division of Assessments and Taxation.

     (b) Determination of Redemption Price. Except as set forth in Section 5(c) (which applies in the event of a Qualified Sale), the Redemption Price shall be calculated pursuant to this Section 5(b).

               (i) The Trust and Investor shall use commercially reasonably efforts to agree upon the Stabilized Fair Market Value on or before the 20th Business Day after the Calculation Date. If the Trust and Investor do not agree upon the Stabilized Fair Market Value of the Project on or before the 20th Business Day after the Calculation Date (the “Broker Trigger Date”), then each of them shall select one Qualified Broker within three Business Days after the Broker Trigger Date. The two selected Qualified Brokers shall mutually agree upon a third Qualified Broker within ten Business Days after the Broker Trigger Date. The date on which the third Qualified Broker is selected shall be referred to as the “Broker Panel Selection Date.” Within 20 Business Days after the Broker Panel Selection Date, each of the three selected Qualified Brokers shall provide its estimate of the fair market value of the Project as of the Calculation Date, reduced by costs determined by such Qualified Broker that would be normally incurred in connection with a sale of the Project, such as brokerage commissions, title costs and fees, transfer taxes and fees, and other closing costs. The Trust shall provide such Qualified Brokers with reasonable access to the Project and to information and records regarding the Project, as requested by the Qualified Brokers. On such 20th Business Day after the Broker Panel Selection Date, the Stabilized Fair Market Value to be used hereunder shall be calculated to equal the arithmetic average of the estimates made by the two of the three Qualified Brokers that are closest to each other in amount (it being agreed that if one of the three estimates is exactly in the middle of all three estimates, then such middle estimate shall be the Stabilized Fair Market Value used hereunder). Such determinations shall be final and binding on the parties. Notwithstanding the foregoing, if on or before the Broker Trigger Date, the Trust and Investor agree upon a single Qualified Broker to determine the Stabilized Fair Market Value, then such single Qualified Broker shall determine the fair market value and costs as described above and such determination shall be final and binding on the parties. The parties shall bear the costs of the Qualified Brokers equally.

               (ii) Immediately upon the determination of the Stabilized Fair Market Value, the Trust shall calculate the Redemption Price in accordance with Schedule 1 hereto. Absent manifest error, such calculation shall be final and binding.

     (c) Determination of Redemption Price if Property is Sold. If, prior to the date that the Trust commences construction of the Project, the Trust sells all or substantially all the Property in one or more transactions and the Trust determines not to construct the Project (a “Qualified Sale”), then, notwithstanding Section 5(b), the Redemption Price shall be determined as provided on Schedule 2.

     (d) Cash Flows.

               (i) Promptly after the end of the first calendar quarter in which the Project receives any rental income (the “First Quarter of Operations”), the Trust shall calculate, based upon its books and records, the net cash flows of the Project for such calendar quarter (which may be positive or negative), taking into account all receipts and expenditures of the Project (and, for the avoidance of doubt, such net cash flows shall include a provision for amounts required to be paid to the Trust, including the Management Fee and the Trust Fee, even if not actually paid in cash), but without taking into account any Default Contribution Interest or Default Contribution Amount (the “Pre Default Cash Flows”).

               (ii) If the Pre Default Cash Flows for any calendar quarter are negative, then such amount shall be added to the Total Project Cost as of the end of such quarter.

               (iii) If the Pre Default Cash Flows for any calendar quarter are positive then the Pre Return Cash Flows shall be applied as follows:

                    (1) there shall be subtracted from the Pre Default Cash Flows the balance of the Default Contribution Interest as of the end of such quarter and (x) if such number is positive, the balance of the Default Contribution Interest shall be zero as of the end of such calendar quarter and the calculation in clause (2) shall be made or (y) if such number is zero or negative, the balance of the Default Contribution Interest shall be reduced by the Pre Default Cash Flows, no further calculation shall be made and there shall be no Cash Flows After Debt Service for such quarter.

                    (2) there shall be subtracted from the number calculated in clause (1) the balance of the Default Contribution Amount as of the end of such quarter and (x) if such amount is positive, the balance of the Default Contribution Amount shall be zero as of the end of such calendar quarter and the calculation in clause (3) shall be made or (y) if such amount is zero or negative, the balance of the Default Contribution Amount shall be reduced by the number calculated in clause (1) and there shall be no Cash Flows After Debt Service for such quarter.

                    (3) The number calculated pursuant to clause (2) (the “Cash Flows After Debt Service”) shall be retained by the Trust and subtracted from the Total Project Cost as of the end of such calendar quarter.

6. Termination of Land Purchase Agreement. Nothing herein shall limit in any manner the right of the Trust to terminate the Land Purchase Agreement prior to the Land Purchase Closing pursuant to the terms thereof. Subject to the provisions on Sections 7.3 and 7.4 of the Development Agreement, in the event of a termination of the Land Purchase Agreement prior to the Land Purchase Closing, the Trust shall thereupon repurchase the Unit from Investor, and Investor shall sell the Unit to the Trust for a cash purchase price equal to the Contribution Amount as of such time, without interest.

7. Restrictive Legends. No Unit or securities issuable upon the redemption thereof may be transferred without registration under the Securities Act and applicable state securities laws unless counsel to the Trust shall advise the Trust that such transfer may be effected without such registration. Each certificate representing any of the foregoing shall bear legends in substantially the following form:

THE SECURITY REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON REDEMPTION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER ANY APPLICABLE STATE LAWS. THE SECURITY REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON REDEMPTION HEREOF HAVE BEEN ACQUIRED BY THE REGISTERED OWNER HEREOF FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE 1933 ACT. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

8. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Trust and Investor and the respective successors, permitted assigns, heirs and personal representatives of the Trust and Investor, provided that neither party may assign its rights or obligations under this Agreement to any Person without the prior written consent of the other party, except that Investor may, without the prior consent of the Trust, assign its rights under this Agreement to any entity wholly owned by Investor; provided, that (i) Investor remain primarily liable for any obligations hereunder and (ii) such entity remain wholly owned by Investor at all times while this Agreement remains in force.

9. Notices. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be given to the respective parties as follows:

If to the Trust:

Archstone-Smith Operating Trust 9700 East Panorama Circle – Suite 400 Englewood, Colorado 80112 Attn: Thomas S. Reif Facsimile: (303) 708-6954

With a copy to:

Mayer, Brown, Rowe & Maw LLP 190 S. LaSalle Street Chicago, Illinois 60603 Attention: John W. Noell Jr. Facsimile: (312) 701-7711

If to Investor:

Ezra Mersey c/o Jackson Pacific Ventures 2443 Fillmore Street #373 San Francisco, CA 94115 Facsimile: (415) 564-3778

With a copy to:

Orrick, Herrington & Sutcliffe LLP 405 Howard Street San Francisco, CA 94105-2669 Attention: Noel W. Nellis Facsimile: (415) 773-5759

Any such notices shall be either (a) sent by overnight delivery using a nationally-recognized overnight courier, in which case notice shall be deemed delivered one Business Day after deposit with such courier, (b) sent by facsimile, in which case notice shall be deemed delivered upon transmission of such notice, or (c) sent by certified or registered mail, postage prepaid, return receipt requested, in which case notice shall be deemed delivered three Business Days after deposit in the U.S. mails. A party’s address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. Notices given by counsel to the Trust shall be deemed given by the Trust and notices given by counsel to Investor shall be deemed given by Investor.

10. Public Disclosure. Except as required by Law or the rules of any stock exchange, no public announcement or other publicity regarding the transactions referred to herein shall be made by the Trust or Investor or any of their respective Affiliates, officers, directors, employees, representatives or agents, without the prior written agreement of Trust and Investor, in any case, as to form, content, timing and manner of distribution or publication.

11. Waiver. No party may waive any of the terms or conditions of this Agreement except by a duly signed writing referring to the specific provision to be waived.

12. Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto and their affiliates with respect to the matters set forth herein.

13. Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

14. Captions. The Section references herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

16. Limitation of Liability. Trust is a Maryland real estate investment trust, and, in accordance with the declaration of trust of Trust, notice is hereby given that none of the trustees, officers, employees or shareholders of Trust assume any personal liability for obligations entered into by or on behalf of Trust.

17. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland.

18. Attorneys’ Fees. In the event of any litigation between the parties hereto concerning the interpretation or enforcement of the provisions of this Agreement, the substantially prevailing party shall be entitled to recover reasonable attorneys’ fees and court costs from the other party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first written above.

ARCHSTONE-SMITH OPERATING TRUST

By:	/s/ Archstone-Smith Operating Trust

Name:
Title:

ARCHSTONE-SMITH TRUST

By:	/s/ Archstone-Smith Trust

Name:
Title:

/s/ Ezra Mersey

EZRA MERSEY

Schedule 1

Provisions for Determination of Redemption Price if Project is Developed

     For purposes of this Schedule 1, the following capitalized terms have the following meanings:

     “Debt Service Amount” shall mean interest accruing on the average daily balance of the Deemed Debt Amount from the Demolition Time to the Calculation Date, compounded monthly at a rate per annum equal to the LIBOR Rate plus 200 basis points, assuming a 360 day year consisting of 12 30-day months; provided, that at the end of each calendar month, the balance of the Debt Service Amount as of the end of such month shall be applied to increase the Total Project Cost as of the end of such month and the balance of the Debt Service Amount shall be reduced as of the end of such month to the extent so applied.

     “Deemed Debt Amount” shall mean at any time from and after the Demolition Time, the amount, if any, by which the Total Project Cost at such time exceeds 30% of the Development Budget Amount; provided, however, that if the Total Project Cost exceeds the Development Budget Amount, then the Deemed Debt Amount shall equal 70% of the Total Project Cost.

     “Default Contribution Amount” shall mean the total balance of payments relating to the Project made by Trust treated as Default Contributions under this Agreement or the Development Agreement. Such balance shall take into account any reduction in accordance with Section 5(d).

     “Default Contribution Interest” shall mean interest accruing on the average daily balance of the Default Contribution Amount, compounded quarterly, at a rate per annum equal to the Prime Rate plus 14%, assuming a 360 day year consisting of 12 30-day months. Such balance shall take into account any reduction in accordance with Section 5(d).

     “Development Budget” shall mean a budget for expenditures relating to the Project to be prepared and agreed upon pursuant to the Development Agreement.

     “Development Budget Amount” shall mean the total amount budgeted for Project expenditures as set forth in the Development Budget.

     “Holder Contribution” shall mean the Holder Senior Equity Amount plus the Holder Junior Equity Amount.

     “Holder Junior Equity Amount” shall mean 0.25% of the Development Budget Amount.

     “Holder Return on Junior Equity” shall mean interest accruing from the date of the Land Purchase Closing to the Calculation Date on the Holder Junior Equity Amount, compounded quarterly at a rate per annum equal to the Treasury Rate plus 400 basis points, assuming a 360 day year consisting of 12 30-day months.

     “Holder Return on Senior Equity” shall mean interest accruing on the average daily balance of the Holder Senior Equity Amount, compounded quarterly at a rate per annum equal to the Treasury Rate plus 400 basis points, assuming a 360 day year consisting of 12 30-day months. For the avoidance of doubt, the balance of the Holder Senior Equity Amount shall be increased at any time Holder makes a payment of a Contribution Amount (other than the Initial Contribution) and the portion of the Holder Senior Equity Amount described in clause (ii) of the definition thereof shall be deemed to have been made on the date of the Land Purchase Closing.

     “Holder Senior Equity Amount” shall mean, as of any time, (i) the Contribution Amount as of such time; plus (ii) 0.50% of the Development Budget Amount; less (iii) the Initial Contribution.

     “LIBOR Rate” shall mean the three-month LIBOR interest rate published in the Wall Street Journal on the Closing Date. The LIBOR Rate will be reset every three months until the Calculation Date to equal the three-month LIBOR interest rate published in the Wall Street Journal on such date.

     “Management Fee” shall mean the management fee payable to the Trust pursuant to the Development Agreement and defined as the “Management Fee” in the Development Budget.

     “Prime Rate” shall mean the prime rate of interest announced by JPMorgan Chase Bank from time to time. The Prime Rate will be reset with each change in the Price Rate announced by JPMorgan Chase Bank until the Calculation Date to equal the prime rate of interest announced by JPMorgan Chase Bank on such date.

     “Return on Senior Equity” shall mean interest accruing on the average daily balance of the Total Senior Equity Amount, compounded quarterly at a rate per annum equal to the Treasury Rate plus 400 basis points, assuming a 360 day year consisting of 12 30-day months.

     “Total Equity Contribution” means the Total Senior Equity Amount plus the Holder Junior Equity Amount.

     “Total Project Cost” shall mean the total actual cost of acquiring, entitling, permitting, developing and operating the Project through the Calculation Date, as determined pursuant to the books and records of the Trust; provided, however, that from and after the end of the First Quarter of Operations, such costs shall be included in the cash flows of the Project as provided in Section 5(d) and the Total Project Cost shall be increased or decreased as provided by Section 5(d). The Total Project Cost shall not include any amounts for Default Contribution Interest, Total Return on Senior Equity and Holder Return on Junior Equity, but shall include the Debt Service Amount and, even if not actually paid in cash, the Trust Fee and the Advisor Fee.

     “Total Senior Equity Amount” shall mean the sum of the Holder Senior Equity Amount and the Trust Deemed Senior Equity Amount.

     “Treasury Rate” shall mean the yield on a 10-year U.S. Treasury Note (expressed as a percentage) published in the Wall Street Journal (the “Base Treasury Rate”). On each anniversary of the date of the Land Purchase Agreement (a “Reset Date”) until the Calculation Date, the Treasury Rate shall be reset to equal (i) the Treasury Rate in effect immediately prior to such Reset Date plus or minus, as the case may be, (ii) 50% of the difference between the Base

Treasury Rate on such Reset Date and the Base Treasury Rate on the immediately preceding Reset Date or, if the Treasury Rate has not been previously reset, the initial Treasury Rate.

     “Trust Deemed Senior Equity Amount” shall mean, as of any time, (i) the Total Project Cost as of such time; plus (ii) if such time is on or after the date of the Land Purchase Closing, 0.50% of the Development Budget Amount; less (iii) the Deemed Debt Amount as of such time; less (iv) the Holder Senior Equity Amount as of such time.

     “Trust Fee” shall mean the fee payable to the Trust pursuant to the Development Agreement defined as the “ASOT Fee” in the Development Budget.

     The Redemption Price shall be calculated as follows:

1. Debt Service. There shall be subtracted from the Stabilized Fair Market Value the balance of the Debt Service Amount on the Calculation Date.

     (a) If the balance calculated above is positive, then the calculation in Section 2 shall be made.

     (b) If the balance calculated above is zero or negative, then the Redemption Price shall be zero and no further calculation shall be made.

2. Deemed Debt Amount. There shall be subtracted from the Section 1 balance, the balance of the Deemed Debt Amount on the Calculation Date.

     (a) If the balance calculated above is positive, then the calculation in Section 3 shall be made.

     (b) If the balance calculated above is zero or negative, then the Redemption Price shall be zero and no further calculation shall be made.

3. Unpaid Default Contribution Interest. There shall be subtracted from the Section 2 balance, the balance of the amount of Default Contribution Interest on the Calculation Date.

     (a) If the balance calculated above is positive, then the calculation in Section 4 shall be made.

     (b) If the balance calculated above is zero or negative, then the Redemption Price shall be zero and no further calculation shall be made.

4. Unpaid Default Contributions. There shall be subtracted from the Section 3 balance the balance of the Default Contribution Amount on the Calculation Date.

     (a) If the balance calculated above is positive, then the calculation in Section 5 shall be made.

     (b) If the balance calculated above is zero or negative, then the Redemption Price shall be zero and no further calculation shall be made.

5. Return on Senior Equity. The Return on Senior Equity shall be calculated. The balance of the Return on Senior Equity on the Calculation Date shall be subtracted from the Section 4 balance.

     (a) If the balance calculated above is positive, then the calculation in Section 6 shall be made.

     (b) If the balance calculated above is zero or negative, then the Redemption Price shall equal the Section 4 balance multiplied by the percentage equal to the Holder Return on Senior Equity divided by the Return on Senior Equity, and no further calculation shall be made.

6. Return on Junior Equity. The Return on Junior Equity shall be calculated. The balance of the Return on Junior Equity on the Calculation Date shall be subtracted from the Section 5 balance.

     (a) If the balance calculated above is positive, then the calculation in Section 7 shall be made.

     (b) If the balance calculated above is zero or negative, the Section 5 balance shall be added to the Holder Return on Senior Equity, such sum shall equal the Redemption Price and no further calculation shall be made.

7. Senior Equity. The balance of the Total Senior Equity Amount on the Calculation Date shall be subtracted from the Section 6 balance.

     (a) If the number calculated above is positive, then the calculation in Section 8 shall be made.

     (b) If number calculated above is zero or negative, then the Section 6 balance shall be multiplied by the percentage equal to the Holder Senior Equity Amount divided by the Total Senior Equity Amount. Such product shall be added to the Holder Return on Senior Equity and the Holder Return on Junior Equity and such sum shall equal the Redemption Price. No further calculation shall be made.

8. Junior Equity. The balance of the Holder Junior Equity Amount on the Calculation Date shall be subtracted from the Section 7 balance.

     (a) If the balance calculated above is positive, then the calculation in Section 9 shall be made.

     (b) If the balance calculated above is zero or negative, then the Section 7 balance shall be added to the Holder Return on Senior Equity, the Holder Return on Junior Equity and the Holder Senior Equity Amount and such sum shall equal the Redemption Price. No further calculation shall be made.

9. Residual. The Section 8 balance shall be multiplied by a percentage equal to the Holder Contribution divided by the Total Equity Contribution. Such product shall be added to the

Holder Return on Senior Equity, the Holder Return on Junior Equity, the Holder Senior Equity Amount and the Holder Junior Equity Amount and such sum shall equal the Redemption Price.

For illustrative purposes only, the following table sets forth two examples of the calculation of the Redemption Price. Important assumptions made in the following examples are stated below the examples.

RESIDUAL CALCULATION IN CONTRIBUTION AGMT - TABLE 1

	Illustrative Examples	One	Two	Note
	Total Project Cost	115,000,000	115,000,000
	Stabilized Fair Market Value	149,500,000	138,000,000
TIER	Total Payouts
1	Debt Service Amount	—	—	See Assumption 2
				70% of Total
2	Deemed Debt Amount	80,500,000	80,500,000	Project Cost
3	Interest on Default Loan	—	—	See Assumption 2
4	Default Loan	—	—	See Assumption 2
				See Assumptions 3
5	Return on Senior Equity	10,348,142	10,348,142	and 4
				See Assumptions 3
6	Return on Junior Equity	84,821	84,821	and 4
				See Capital Account
7	Total Senior Equity Amount	35,075,000	35,075,000	Calculations
				See Capital Account
				Calculations and
8	Holder Junior Equity Amount	287,500	287,500	Assumption 7

	Remaining Proceeds	23,204,537	11,704,537
9	Residual (Based on Relative Equity Contributions)
				ASOT has 94.31% of
				the total equity
				contributions. See
				Capital Account
	ASOT	21,883,422	11,038,157	Calculations.
				Ezra has 5.69% of
				the total equity
				contributions. See
				Capital Account
	Ezra	1,321,115	666,380	Calculations.

	Remaining Proceeds	—	—
	CAPITAL ACCOUNTS
	Trust Deemed Senior Equity	33,349,190	33,349,190	See calculation below

Illustrative Examples	One	Two	Note
Ezra actual contribution of	1,150,810	1,150,810	See Assumption 5
senior equity]
			See Assumption 6.
			Ezra’s Holder
			Senior Equity
			Amount is the sum
			of actual and
			deemed
Ezra deemed contribution of
senior equity	575,000	575,000	contributions, or $1,725,810

Total Senior Equity	35,075,000	35,075,000
Ezra deemed contribution of
junior equity	287,500	287,500	See Assumption 7.
Total Junior Equity	287,500	287,500
ASOT Total Equity	33,349,190	33,349,190	Equal to Trust Deemed Senior Equity Amount
Ezra Total Equity	2,013,310	2,013,310	Sum of Ezra’s Holder Senior Equity Amount and Holder Junior Equity Amount

Total Equity	35,362,500	35,362,500
ASOT % of Equity	94.31%	94.31%
Ezra’s % of Equity	5.69%	5.69%
Calculation of Trust Deemed
Senior Equity Amount
Total Project Cost	115,000,000
Add: Ezra deemed senior equity
contribution (0.50% of
Development Budget Amount)	575,000
Less: Deemed Debt Amount	(80,500,000)
Less: Holder Senior Equity Amount	(1,725,810)
Total	33,349,190

Ezra’s Contribution and Redemption Price
Contributions
Ezra’s actual contribution of
senior equity	1,150,810	1,150,810	See Assumption 5
Ezra deemed contribution of
senior equity	575,000	575,000	See Assumption 6
Ezra deemed contribution of
junior equity	287,500	287,500	See Assumption 7

Total Ezra Contribution	2,013,310	2,013,310

TIER	Redemption Price
				See Assumption 4.
				Calculated on the
				Holder Senior
				Equity Amount
				balance of
5	Holder Return on Senior Equity	509,164	509,164	$1,725,810
				See Assumption 4.
				Calculated on the
				Holder Junior
				Equity Amount
				balance of
6	Holder Return on Junior Equity	84,821	84,821	$287,500.
	Return of Holder Senior Equity
7	Amount	1,725,810	1,725,810
	Return of Holder Junior Equity
8	Amount	287,500	287,500
9	Residual	1,321,115	666,380

	Redemption Price	3,928,409	3,273,674

The following assumptions are made for purposes of each of the examples.

1. The Development Budget Amount is equal to the Total Project Cost of $115,000,000.

2. There is no balance of the Debt Service Amount as of the Calculation Date. There are no Default Contributions.

3. Only for purposes of these examples, for simplicity’s sake, all equity (actual and deemed) is assumed to have been contributed as of the Demolition Time. In practice, the returns on the equity balances will be calculated on the average daily balances of those equity balances, which will depend on when the equity contributions were actually made or deemed to have been made.

4. For purposes of calculating returns on equity, the Calculation Date is assumed to be the third anniversary of the Demolition Time. During the period between the Demolition Time and the Calculation Date, the Treasury Rate is assumed to equal 5% at all times. In practice, the Treasury Rate will float as provided in the definition thereof. Only for purposes of these examples, for simplicity’s sake, the returns on equity will be calculated assuming annual compounding.

To illustrate the calculation of the Return on Senior Equity in the example:

Total Senior Equity Amount= 35,075,000

Year 1 Return	X 1.09
Year 2 Return	X 1.09
Year 3 Return	X 1.09
Product	45,423,142
Less: Senior Equity	(35,075,000)
Return on Senior Equity:	10,348,142

A similar calculation would made on the Holder Junior Equity Amount to obtain the Return on Junior Equity

5. Ezra Mersey makes actual contributions equal to $1,150,810, calculated as follows:

               (a) Cash contributions of $183,250 pursuant to Sections 2(a)(i) and (ii), equal to 5% of assumed Entitlements and deposits expenditure amounts of $3,665,000 (and no contributions pursuant to Section 2(a)(iii), assuming no overruns in excess of the Entitlements Budget);

               (b) Ezra elects to treat unpaid consulting fees, assumed to be $220,000, as a contribution pursuant to Section 2(a)(iv); and

               (c) Ezra elects to treat unpaid Advisor Fees, assumed to be $747,560, as of the Calculation Date as a contribution pursuant to Section 2(a)(v).

6. Ezra has a deemed senior equity contribution equal to 0.50% of the Development Budget Amount of $115,000,000, or $575,000. When added to Ezra’s actual senior equity contributions described above, Ezra’s Holder Senior Equity Amount is equal to $1,725,810.

7. Ezra has a deemed junior equity contribution equal to 0.25% of the Development Budget Amount of $115,000,000, or $287,500. Ezra’s Holder Junior Equity Amount is $287,500.

Schedule 2

Calculation of Redemption Price upon Qualified Sale

     For purposes of this Schedule 2, the following capitalized terms have the following meanings.

     “Holder Cash Payments” shall mean, as of any time, the amounts contributed to the Trust in cash by Investor pursuant to Sections 2(a)(i), (ii) and (iii) hereof as of such time.

     “Holder Proportion of Invested Capital” shall mean (i) the Holder Cash Payments divided by (ii) Invested Capital.

     “Invested Capital” shall mean all costs to acquire, entitle, permit and develop the Project (including costs of sale of the Property and any option payments under the Land Purchase Agreement), other than the Land Purchase Price, as determined pursuant to the books and records of the Trust.

     “Invested Capital Preferential Return” shall mean interest, calculated at a rate of 20% per annum, compounded annually on a principal amount equal to the average daily balance of the Invested Capital, which shall accrue from each time the Trust expends Invested Capital through the closing of the Qualified Sale.

     “Net Advisor Fee” shall mean any unpaid Advisor Fee as of the time of closing of the Qualified Sale.

     “Property Sale Price” shall mean the aggregate gross sale price received by the Trust in connection with the Qualified Sale.

     1. Calculations. Promptly upon the sale of the Property, the Trust shall calculate the Invested Capital, the Invested Capital Preferential Return, and the Net Advisor Fee.

     2. Land Purchase Price. There shall be deducted from the Property Sale Price the Land Purchase Price.

     (a) If such balance is positive, the calculation in Section 3 shall be made.

     (b) If such balance is zero or negative, then the Redemption Price shall be zero and no further calculation shall be made.

     3. Deduction of Preferential Return. There shall be deducted from the Section 2 balance the Invested Capital Preferential Return.

         (a) If such balance is positive, the calculation in Section 4 shall be made.

         (b) If such balance calculated above is zero or negative, then the Redemption Price shall equal the product of (i) the Holder Proportion of Invested Capital multiplied by (ii) the Section 2 balance, and no further calculation shall be made.

Therefore, in the case of (b), the Redemption Price = (Holder Proportion of Invested Capital) x (Section 2 balance)

     4. Deduction of Invested Capital. There shall be deducted from the Section 3 balance the Invested Capital.

         (a) If such balance is positive, the calculation in Section 5 shall be made.

         (b) If such balance is zero or negative, then the Redemption Price shall equal the product of (i) the Holder Proportion of Invested Capital and (ii) the sum of (A) the Section 3 balance, and (b) the Invested Capital Preferential Return, and no further calculation shall be made.

Therefore, in the case of (b), the Redemption Price = (Holder Proportion of Invested Capital) x ( [Section 3 balance] + [Invested Capital Preferential Return] )

     5. Deduction of Net Advisor Fee. There shall be subtracted from the Section 4 balance 50% of the Net Advisor Fee.

               (a) If the balance calculated above is positive, then the calculation in Section 6 shall be made.

               (b) If the balance calculated above is zero or negative, then the Redemption Price shall equal the sum of (i) the product of (A) the Holder Proportion of Invested Capital multiplied by (B) the sum of the Invested Capital and the Invested Capital Preferential Return and (ii) the Section 4 balance, and no further calculation shall be made.

RP = ( [Holder Proportion of Invested Capital] x [(Invested Capital) + (Invested Capital Preferential Return)]) + (the Section 4 balance)

     6. Residual. The Redemption Price shall equal the sum of (i) the product of (A) the Holder Proportion of Invested Capital and (B) the sum of the Invested Capital and the Invested Capital Preferential Return, (ii) 50% of the Net Advisor Fee and (iii) 35% of the Section 5 balance.

Therefore, the Redemption Price = [(Holder Proportion of Invested Capital) x ([Invested Capital] + [Invested Capital Preferential Return])] + (50% of the Net Advisor Fee) + (35% of the Section 5 balance) .

     For illustrative purposes only, examples of the calculations of the Redemption Price in the event of a Qualified Sale at various Property Sales Prices follow. The following assumptions are made for purposes of the examples.

17. Land Purchase Price of $16,000,000.

18. Invested Capital balance is $2,500,000 on the date of the Qualified Sale. For purposes of calculating the Invested Capital Preferential Return, for simplicity’s sake, the weighted average balance of the Invested Capital during the relevant period is 65% of the final balance, or $1,625,000. The start date is assumed to be 30 months before the date of the Qualified Sale.

19. Holder Cash Payments of $125,000. The Holder Proportion of Invested Capital is equal to 5% ($125,000/$2,500,000).

20. Net Advisor Fee of $897,560.

	Section of
EXAMPLES	Schedule 2	1	2	3	Note
Property Sales Price		25,757,576	22,727,273	19,696,970
Land Purchase Price	2	(16,000,000)	(16,000,000)	(16,000,000)	See Assumption 1
Subtotal		9,757,576	6,727,273	3,696,970
Less: Invested Capital Preferential Return	3	(812,500)	(812,500)	(812,500)	See Assumption 2
Subtotal		8,945,076	5,914,773	2,884,470
Less: Invested Capital	4	(2,500,000)	(2,500,000)	(2,500,000)	See Assumption 2
Subtotal		6,445,076	3,414,737	384,470
Less: 50% of Net Advisor Fee	5	(448,780)	(448,780)	(384,470)	See Assumption 4
Subtotal		5,996,296	2,965,993	—
Less: Investor Share 35%	6	(2,098,704)	(1,038,097)	NA-
Less Trust Share 65%		(3,897,592)	(1,927,895)	—
Calculation of Redemption Price
					5% of total
					Invested Capital
					Preferential
Investor share of					Return. See
Preferential Return	3	40,625	40,625	40,625	Assumption 3.
					5% of Invested
Investor Share of					Capital. See
Invested Capital	4	125,000	125,000	125,000	Assumption 3.
					In Example 3 the
					payout was limited
					to the remaining
50% of Net Advisor					amount available to
Fee	5	448,780	448,780	384,470	be allocated.

	Section of
EXAMPLES	Schedule 2	1	2	3	Note
Residual	6	2,098,704	1,038,097	—
Redemption Price		2,713,109	1,652,502	550,095
Calculation of Net Advisor Fee
Advisor Fee Total			1,647,560
Paid through Sale date			(750,000)
Net Advisor Fee			897,560

B-4